Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Stock Incentive Plan and 2010 Stock Incentive Plan of Bitauto Holdings Limited of our report dated October 28, 2010, with respect to the consolidated financial statements of Bitauto Holdings Limited included in its prospectus dated November 16, 2010 filed with the Securities and Exchange Commission.
/s/ Ernst & Young Hua Ming
Beijing, People’s Republic of China
January 28, 2011